Exhibit 99.1

Acquisition of First Data Corporation
On July 29, 2019, Fiserv, Inc. ("Fiserv" or the "Company") completed the acquisition of First Data Corporation ("First Data") in an all-stock transaction. First Data's results of operations and financial position will be included in the consolidated results of the Company from and after the date of acquisition.

Supplemental Financial Information
Due to the financial impact of the First Data acquisition, the Company is providing the combined adjusted financial information set forth in the attached schedules to enhance its shareholders' ability to evaluate the Company's historical operating performance on a combined basis with First Data. The purpose of the attached schedules is to recalculate certain non-GAAP financial performance measures on a combined company basis for the first and second quarters of 2019, each quarter of 2018 and for the full year 2018. The schedules have been prepared by making certain adjustments to the sum of historical First Data financial information determined in accordance with generally accepted accounting principles ("GAAP") and historical Fiserv financial information determined in accordance with GAAP. The adjustments are discussed in the notes to the schedules. The schedules include the historical reconciliation with combined company non-GAAP adjustments of each of Fiserv's and First Data's GAAP net income and earnings per share to adjusted net income and adjusted earnings per share, respectively, on a combined company basis; historical adjusted financial results by segment; historical internal revenue growth by segment; historical free cash flow on a combined company basis; and historical total GAAP amortization on a combined company basis.

The combined adjusted financial information in the attached schedules is presented in accordance with the assumptions set forth below, includes various estimates, and is not necessarily indicative of the operating results of the combined companies had the transaction been completed at the assumed dates or of the combined companies in the future. The combined adjusted financial information does not reflect any cost savings or other synergies anticipated as a result of the acquisition. In addition, the combined adjusted financial information does not reflect the impact of any purchase accounting adjustments that may arise from the acquisition as those impacts would be excluded in the preparation of the combined adjusted financial information. The combined adjusted financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, and the preparation of information in accordance with Article 11 would result in a significantly different presentation.

Use of Non-GAAP Financial Measures
The Company is supplementing its and First Data's historical reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "combined net income attributable to Fiserv," "combined adjusted net income," "combined earnings per share," "combined adjusted earnings per share," "combined revenue," "combined adjusted revenue," "combined operating income," "combined adjusted operating income," "combined adjusted operating margin," "combined internal revenue," "combined internal revenue growth," "combined net cash provided by operating activities," "combined free cash flow," and "combined free cash flow conversion." Management believes that providing combined historical financial information, making adjustments for certain non-cash or other items and excluding certain pass-through revenue and expenses with respect to such combined information should enhance shareholders' ability to evaluate the combined company's performance, including providing a reasonable basis of comparison with its results for post-acquisition periods and providing additional insights into the factors and trends affecting the combined company's business. Therefore, the Company is excluding these items from its and First Data's historical combined revenue, combined operating income, combined operating margin, combined net income, combined earnings per share and combined net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of these adjusted financial measures to the most comparable GAAP measures are included in the attached schedules.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, severance and restructuring costs, charges associated with debt financing activities including early debt extinguishment and bridge financing costs, merger and integration costs, gains or losses from the sale of businesses, and certain discrete tax benefits and expenses. The Company excludes these items to more clearly focus on the factors management believes are pertinent to the Company's operations, and management uses this information to make operating decisions, including the allocation of resources to the Company's various businesses.

The Company adjusts its non-GAAP results to exclude amortization of all acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the Company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Management believes internal revenue growth is useful because it presents combined adjusted revenue growth including deferred revenue purchase accounting adjustments and excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the Company's Output Solutions postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the Company's core business performance.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.

Treatment of Share-Based Compensation
Historically, First Data added back share-based compensation to its adjusted net income and adjusted net income per share non-GAAP measures. Fiserv does not add back share-based compensation to its adjusted net income and adjusted earnings per share non-GAAP measures. The Company currently intends to continue to present adjusted net income and adjusted earnings per share consistent with its historical approach in the future. The schedules included in this Exhibit 99.1 conform to the historical Fiserv definition of adjusted net income and adjusted earnings per share and therefore do not add back First Data share-based compensation expense to the adjusted combined net income and adjusted combined earnings per share figures for all periods presented. The amount of First Data share-based compensation expense was approximately $248 million for the full year ended 2018 and $115 million for the first six months of 2019.

Forward-Looking Statements
The combined adjusted financial information in the attached schedules contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the Company's future plans, objectives or goals are also forward-looking statements. The forward-looking statements in the schedules involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from the Company's current expectations. The factors that may affect the Company's results include, among others: the possibility that the Company may be unable to achieve expected synergies and operating efficiencies from the acquisition of First Data within the expected time frames or at all or to successfully integrate the operations of First Data into the Company's operations; such integration may be more difficult, time-consuming or costly than expected; profitability following the transaction may be lower than expected, including due to unexpected costs, charges or expenses resulting from the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees following the transaction; unforeseen risks relating to the Company's liabilities or those of First Data may exist; the Company's ability to meet expectations regarding the accounting and tax treatments of the transaction; the anticipated financial impact of the termination of the Banc of America Merchant Services joint venture; changes in customer demand for the Company's products and services; pricing and other actions by competitors; general change in local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company's assessment of that impact; rapid technological developments and changes, and the ability of the Company's technology to keep pace with a rapidly evolving marketplace; the impact of a security breach or operational failure on the Company's business; the effect of proposed and enacted legislative and regulatory actions in the United States and internationally affecting the financial services industry as a whole and/or the Company and its subsidiaries individually or collectively; regulatory supervision and oversight, and the Company's ability to comply with government regulations; the impact of the Company's strategic initiatives; the Company's ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the ability to contain costs and expenses; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; acts of war and terrorism; and other factors identified in the Company's and First Data's Annual Reports on Form 10-K for the year ended December 31, 2018 and in other documents that the Company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

Fiserv, Inc.
Summary of Metrics
(In millions, except per share amounts, unaudited)

	GAAP Metrics
	2018					2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter

Revenue	$1,440	$1,420	$1,412	$1,551	$5,823	$1,502	$1,512
Operating income	608	358	356	431	1,753	373	384
Net income	423	251	227	286	1,187	225	223

Operating margin	42.2%	25.2%	25.2%	27.8%	30.1%	24.8%	25.4%
Earnings per share	$1.00	$0.60	$0.55	$0.71	$2.87	$0.56	$0.56

Net cash provided by operating activities	372	241	368	571	1,552	373	206
Ratio of net cash provided by operating activities to GAAP net income	88%	96%	162%	200%	131%	166%	92%

	Non-GAAP Metrics
	2018					2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter

Combined adjusted revenue	$3,376	$3,504	$3,436	$3,586	$13,902	$3,473	$3,643
Combined adjusted operating income	897	1,027	979	1,090	3,993	963	1,084
Combined adjusted net income	521	629	611	671	2,432	601	680

Combined adjusted operating margin	26.6%	29.3%	28.5%	30.4%	28.7%	27.7%	29.7%
Combined adjusted earnings per share	$0.73	$0.89	$0.87	$0.96	$3.44	$0.87	$0.98

Combined free cash flow	684	568	785	798	2,835	738	728
Combined free cash flow conversion	131%	90%	128%	119%	117%	123%	107%

	Internal Revenue Growth
	First Quarter			Second Quarter			Year to Date
	2019	2018	Growth	2019	2018	Growth	2019	2018	Growth

Revenue	$1,502	$1,440	4%	$1,512	$1,420	6%	$3,014	$2,860	5%
Combined internal revenue	$3,493	$3,274	7%	$3,653	$3,446	6%	$7,146	$6,720	6%

Fiserv, Inc.
Reconciliation of GAAP to Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	2018					2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter

GAAP net income	$423	$251	$227	$286	$1,187	$225	$223
GAAP net income attributable to First Data	101	341	401	162	1,005	169	275
Combined net income attributable to Fiserv	524	592	628	448	2,192	394	498
Combined adjustments:
Merger and integration costs [1]	23	12	15	5	55	64	38
Severance and restructuring costs [2]	45	38	40	32	155	21	17
Amortization of acquisition-related intangible assets [3]	149	149	147	149	594	145	144
Debt financing activities [4]	—	1	10	156	167	60	41
Impact of divestitures [5]	(14)	(5)	(9)	—	(28)	—	—
Non wholly-owned entity activities [6]	(8)	(12)	(6)	(7)	(33)	(12)	(6)
Tax impact of adjustments [7]	(45)	(42)	(45)	(77)	(209)	(64)	(54)
(Gain) loss on sale of businesses [5]	(231)	4	(202)	5	(424)	(9)	2
Tax impact of gain (loss) on sale of businesses [7]	78	(1)	14	(1)	90	2	—
Discrete tax items [8]	—	(107)	19	(39)	(127)	—	—
Combined adjusted net income	$521	$629	$611	$671	$2,432	$601	$680

Weighted average common shares outstanding - diluted	421.6	416.4	412.0	404.7	413.7	399.1	399.6
Issuance of shares for combination	286.3	286.3	286.3	286.3	286.3	286.3	286.3
Dilutive impact of exchanged equity awards	7.8	7.8	7.8	7.8	7.8	7.8	7.8
Combined weighted average common shares outstanding - diluted [9]	715.7	710.5	706.1	698.8	707.8	693.2	693.7

GAAP earnings per share [9]	$1.00	$0.60	$0.55	$0.71	$2.87	$0.56	$0.56

Combined earnings per share [9]	$0.73	$0.83	$0.89	$0.64	$3.10	$0.57	$0.72
Combined adjustments - net of income taxes:
Merger and integration costs [1]	0.02	0.01	0.02	0.01	0.06	0.07	0.04
Severance and restructuring costs [2]	0.05	0.04	0.04	0.04	0.17	0.02	0.02
Amortization of acquisition-related intangible assets [3]	0.16	0.16	0.16	0.16	0.65	0.16	0.16
Debt financing activities [4]	—	—	0.01	0.17	0.18	0.07	0.05
Impact of divestitures [5]	(0.01)	(0.01)	(0.01)	—	(0.03)	—	—
Non wholly-owned entity activities [6]	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)	(0.01)	(0.01)
(Gain) loss on sale of businesses [5]	(0.21)	—	(0.27)	—	(0.48)	(0.01)	—
Discrete tax items [8]	—	(0.15)	0.03	(0.06)	(0.18)	—	—
Combined adjusted earnings per share	$0.73	$0.89	$0.87	$0.96	$3.44	$0.87	$0.98
See page 1 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

[1]	Represents acquisition and related integration costs incurred as a result of the Company's various acquisitions.

[2]	Represents severance and other costs associated with the achievement of ongoing expense management initiatives, including real estate and data center consolidation activities.

[3]
Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and tradenames. This adjustment does not exclude the amortization of other intangible assets such as contract assets (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 12 for an analysis of the Company's amortization expense.

[4]
Represents losses on early debt extinguishments in 2018 primarily associated with the redemption of First Data's 7.0% senior unsecured notes and the Company's 4.625% senior notes with aggregate principal amounts of $3.4 billion and $450 million, respectively, along with bridge term loan facility expenses in 2019 for refinancing certain indebtedness of First Data upon the closing of the acquisition.

[5]
Represents the earnings attributable to divested businesses and the (gain) loss on the associated divestiture transactions. The divested businesses include First Data's card processing business in Central and Southeastern Europe, First Data's remittance processing business, and a 55 percent interest in Fiserv's Lending Solutions business in September 2018, August 2018 and March 2018, respectively.

[6]	Represents the Company's share of amortization of acquisition-related intangible assets at its unconsolidated affiliates.

[7]
The tax impact of adjustments is calculated using a tax rate of 23 percent, which is expected to approximate the combined company's annual effective tax rate, exclusive of the actual tax impacts associated with the (gain) loss on sale of businesses.

[8]	Represents certain discrete tax items, such as tax effects associated with U.S. federal tax reform and tax impacts from valuation allowance releases and tax reserves.

[9]
GAAP earnings per share is computed by dividing GAAP net income by the weighted-average number of common shares outstanding - diluted during the period. Combined earnings per share is computed by dividing combined net income attributable to Fiserv by the combined weighted average common shares outstanding - diluted during the period. The combined weighted average common shares outstanding - diluted is computed based on the historical Fiserv weighted average shares outstanding - diluted determined in accordance with GAAP, adjusted to include the Fiserv shares issued as merger consideration and shares subject to First Data equity awards assumed by Fiserv in connection with the First Data acquisition for all periods presented.

Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	2018					2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter
Total Company
Revenue	$1,440	$1,420	$1,412	$1,551	$5,823	$1,502	$1,512
First Data revenue	2,282	2,448	2,369	2,399	9,498	2,316	2,485
Combined revenue	3,722	3,868	3,781	3,950	15,321	3,818	3,997
Combined adjustments:
Intercompany eliminations [1]	(2)	(2)	(2)	(3)	(9)	(2)	(2)
Output Solutions postage reimbursements [3]	(254)	(252)	(249)	(261)	(1,016)	(250)	(243)
Deferred revenue purchase accounting adjustments	2	1	—	—	3	—	—
Merchant Services adjustment [2]	(92)	(111)	(94)	(100)	(397)	(93)	(109)
Combined adjusted revenue	$3,376	$3,504	$3,436	$3,586	$13,902	$3,473	$3,643

Operating income	$608	$358	$356	$431	$1,753	$373	$384
First Data operating income	347	537	679	529	2,092	424	565
Combined operating income	955	895	1,035	960	3,845	797	949
Combined adjustments:
Merger and integration costs	22	12	16	5	55	64	38
Severance and restructuring costs	45	39	40	31	155	21	17
Amortization of acquisition-related intangible assets	149	149	147	149	594	145	144
Merchant Services adjustment [2]	(43)	(72)	(57)	(60)	(232)	(55)	(66)
(Gain) loss on sale of businesses	(231)	4	(202)	5	(424)	(9)	2
Combined adjusted operating income	$897	$1,027	$979	$1,090	$3,993	$963	$1,084

Operating margin	42.2%	25.2%	25.2%	27.8%	30.1%	24.8%	25.4%
Combined adjusted operating margin	26.6%	29.3%	28.5%	30.4%	28.7%	27.7%	29.7%

Payments and Industry Products ("Payments")
Revenue	$842	$837	$844	$944	$3,467	$914	$917
Adjustments:
Intercompany eliminations [1]	(1)	—	(1)	(1)	(3)	(1)	(1)
Output Solutions postage reimbursements [3]	(82)	(72)	(70)	(84)	(308)	(77)	(67)
Deferred revenue purchase accounting adjustments	2	1	—	—	3	—	—
Adjusted revenue	$761	$766	$773	$859	$3,159	$836	$849

Operating income	$271	$269	$267	$315	$1,122	$287	$303
Adjustments:
Merger and integration costs	1	1	—	—	2	—	—
Adjusted operating income	$272	$270	$267	$315	$1,124	$287	$303

Operating margin	32.2%	32.1%	31.5%	33.4%	32.3%	31.4%	33.0%
Adjusted operating margin	35.8%	35.3%	34.4%	36.7%	35.6%	34.3%	35.7%

Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	2018					2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter

Financial Institution Services ("Financial")
Revenue	$616	$590	$574	$615	$2,395	$598	$604

Operating income	$202	$201	$187	$208	$798	$199	$203
Operating margin	32.8%	34.0%	32.7%	33.7%	33.3%	33.3%	33.7%

First Data [4]
First Data revenue	$2,282	$2,448	$2,369	$2,399	$9,498	$2,316	$2,485
Adjustments:
Intercompany eliminations [1]	(1)	(2)	(1)	(2)	(6)	(1)	(1)
Output Solutions postage reimbursements	(172)	(180)	(179)	(177)	(708)	(173)	(176)
Merchant Services adjustment [2]	(92)	(111)	(94)	(100)	(397)	(93)	(109)
First Data adjusted revenue	$2,017	$2,155	$2,095	$2,120	$8,387	$2,049	$2,199

First Data operating income	$451	$642	$653	$599	$2,345	$537	$649
Adjustments:
Merger and integration costs	6	(4)	1	—	3	4	3
Severance and restructuring costs	23	9	22	16	70	4	—
Amortization of acquisition-related intangible assets	109	109	107	106	431	100	100
Merchant Services adjustment [2]	(43)	(72)	(57)	(60)	(232)	(55)	(66)
(Gain) loss on sale of businesses	—	—	(88)	5	(83)	—	—
First Data adjusted operating income	$546	$684	$638	$666	$2,534	$590	$686

First Data operating margin	19.7%	26.2%	27.6%	25.0%	24.7%	23.2%	26.1%
First Data adjusted operating margin	27.1%	31.7%	30.5%	31.4%	30.2%	28.8%	31.2%

Corporate and Other
Revenue	$(18)	$(7)	$(6)	$(8)	$(39)	$(10)	$(9)

Operating (loss) income	$135	$(112)	$(98)	$(92)	$(167)	$(113)	$(122)
First Data operating (loss) income	(104)	(105)	26	(70)	(253)	(113)	(84)
Combined adjustments:
Merger and integration costs	15	15	15	5	50	60	35
Severance and restructuring costs	22	30	18	15	85	17	17
Amortization of acquisition-related intangible assets	40	40	40	43	163	45	44
(Gain) loss on sale of businesses	(231)	4	(114)	—	(341)	(9)	2
Combined adjusted operating loss	$(123)	$(128)	$(113)	$(99)	$(463)	$(113)	$(108)
See page 1 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

[1]	Represents the elimination of intercompany revenue and expense between First Data and the Company.

[2]
Represents an adjustment primarily related to the Company's joint venture with Bank of America. The Company and Bank of America jointly announced the dissolution of the Banc of America Merchant Services joint venture ("BAMS"), to be effective June 2020. The Company owns 51% of BAMS and BAMS' financial results are 100% consolidated into the Company's financial statements for GAAP reporting purposes. Upon dissolution of the joint venture, the Company is entitled to receive a 51% share of the joint venture's value via an agreed upon contractual process. In addition, Bank of America has the right to require the Company to continue providing merchant processing and related services to the joint venture clients allocated to Bank of America in the dissolution of the joint venture through June 2023 at current pricing. The Company anticipates an ongoing relationship with Bank of America to provide processing and other support services to other Bank of America merchant clients following the joint venture's dissolution. The non-GAAP adjustment reduces adjusted revenue and adjusted operating income by Bank of America's share of ownership, net of processing and support services revenue. This results in adjusted revenue and adjusted operating income which represents the Company's share of the joint venture that is expected to be retained by the Company upon dissolution.

[3]	Adjustment reflects the conformity of historical amounts to be consistent with the combined company's Output Solutions postage reimbursements.

[4]
Represents the results of First Data less amounts included in the Corporate and Other segment consisting of intercompany eliminations, unallocated corporate expenses and other activities that are not considered when management evaluates First Data segment performance.

Fiserv, Inc.
Internal Revenue Growth by Segment
(In millions, unaudited)

	First Quarter			Second Quarter			Year to Date
	2019	2018	Growth	2019	2018	Growth	2019	2018	Growth
Total Company
Combined adjusted revenue	$3,473	$3,376		$3,643	$3,504		$7,116	$6,880
Currency impact [1]	77	—		73	—		150	—
Acquisition adjustments	(48)	—		(54)	—		(102)	—
Divestiture adjustments	(9)	(102)		(9)	(58)		(18)	(160)
Combined internal revenue	$3,493	$3,274	7%	$3,653	$3,446	6%	$7,146	$6,720	6%

Payments
Adjusted revenue	$836	$761		$849	$766		$1,685	$1,527
Currency impact [1]	2	—		1	—		3	—
Acquisition adjustments	(46)	—		(45)	—		(91)	—
Internal revenue	$792	$761	4%	$805	$766	5%	$1,597	$1,527	5%

Financial
Adjusted revenue	$598	$616		$604	$590		$1,202	$1,206
Currency impact [1]	1	—		1	—		2	—
Divestiture adjustments	—	(54)		—	—		—	(54)
Internal revenue	$599	$562	7%	$605	$590	3%	$1,204	$1,152	5%

First Data
Adjusted revenue	$2,049	$2,017		$2,199	$2,155		$4,248	$4,172
Currency impact [1]	74	—		71	—		145	—
Acquisition adjustments	(2)	—		(9)	—		(11)	—
Divestiture adjustments	—	(48)		—	(48)		—	(96)
Internal revenue	$2,121	$1,969	8%	$2,261	$2,107	7%	$4,382	$4,076	8%

Corporate and Other
Adjusted revenue	$(10)	$(18)		$(9)	$(7)		$(19)	$(25)
Divestiture adjustments	(9)	—		(9)	(10)		(18)	(10)
Internal revenue	$(19)	$(18)	n/m	$(18)	$(17)	n/m	$(37)	$(35)	n/m

See page 1 for disclosures related to the use of non-GAAP financial measures.

[1]
Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Fiserv, Inc.
Free Cash Flow
(In millions, unaudited)

	2018					2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter
Net cash provided by operating activities	$372	$241	$368	$571	$1,552	$373	$206
First Data net cash provided by operating activities	534	604	671	498	2,307	615	713
First Data payments for contract assets [1]	(29)	(27)	(6)	(16)	(78)	(31)	(20)
Combined net cash provided by operating activities	877	818	1,033	1,053	3,781	957	899
Combined capital expenditures	(187)	(216)	(250)	(233)	(886)	(233)	(310)
Combined adjustments:
Distributions and dividends paid to noncontrolling interests and redeemable noncontrolling interest	(52)	(76)	(65)	(62)	(255)	(52)	(81)
Severance, restructuring, merger and integration payments	59	50	49	51	209	86	50
Settlement of interest rate hedge contracts	—	—	—	—	—	—	183
Tax reform payments	—	—	23	—	23	—	—
Tax payments on adjustments and debt financing	(13)	(7)	(5)	(10)	(35)	(20)	(16)
Other	—	(1)	—	(1)	(2)	—	3
Combined free cash flow	$684	$568	$785	$798	$2,835	$738	$728

Combined adjusted net income	$521	$629	$611	$671	$2,432	$601	$680
Combined free cash flow conversion	131%	90%	128%	119%	117%	123%	107%

GAAP net income	$423	$251	$227	$286	$1,187	$225	$223
Ratio of net cash provided by operating activities to GAAP net income	88%	96%	162%	200%	131%	166%	92%

See page 1 for disclosures related to the use of non-GAAP financial measures.

[1]	Represents the conformity of First Data's historical classification of payments for contract assets to be consistent with the Company's classification and treatment.

Fiserv, Inc.
Total Amortization
(In millions, unaudited)

	2018					2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter
Acquisition-related intangible assets	$40	$40	$40	$43	$163	$45	$44
Capitalized software	33	33	35	36	137	38	39
Purchased software	12	11	12	12	47	12	13
Financing costs, debt discounts and other	3	3	3	2	11	63	42
Sales commissions	19	21	18	20	78	20	21
Deferred conversion costs	5	5	5	13	28	5	5
Total amortization	$112	$113	$113	$126	$464	$183	$164

First Data acquisition-related intangible assets	$109	$109	$107	$106	$431	$100	$100
First Data capitalized software	22	23	23	26	94	25	27
First Data purchased software	27	32	30	34	123	29	32
First Data financing costs, debt discounts and other	5	4	4	4	17	3	4
First Data sales commissions	—	—	—	—	—	—	—
First Data deferred conversion costs	10	10	10	11	41	9	9
Total First Data amortization	$173	$178	$174	$181	$706	$166	$172

Combined acquisition-related intangible assets	$149	$149	$147	$149	$594	$145	$144
Combined capitalized software	55	56	58	62	231	63	66
Combined purchased software	39	43	42	46	170	41	45
Combined financing costs, debt discounts and other	8	7	7	6	28	66	46
Combined sales commissions	19	21	18	20	78	20	21
Combined deferred conversion costs	15	15	15	24	69	14	14
Total combined amortization	$285	$291	$287	$307	$1,170	$349	$336
The Company adjusts its non-GAAP results to exclude amortization of all acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustment on page 5). Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.